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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): May 23, 2000

                  ALASKA COMMUNICATIONS SYSTEMS HOLDINGS, INC.
             (Exact name of Registrant as Specified in its Charter)

                                    DELAWARE

                 (State or other Jurisdiction of Incorporation)

            333-82363                                 91-1921377
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     (Commission File Number)               (IRS Employer Identification No.)


    510 L Street, Suite 500, Anchorage, Alaska                99501
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     (Address of Principal Executive Offices)               (Zip Code)


     Registrant's Telephone Number, Including Area Code   (907) 297-3000
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           FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT


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ITEM 5. OTHER EVENTS.

        On May 22, 2000, the Registrant entered into an agreement to acquire substantially all of the assets of Matanuska Telephone Association, Inc. ("MTA"). Consummation of the acquisition is contingent upon approval of a majority of the membership, with the vote scheduled for September 19, 2000. Approval is also required from the Federal Communications Commission, the Federal Trade Commission, and the Regulatory Commission of Alaska along with other consents. If approved, the acquisition is anticipated to close during the first quarter of 2001. The total purchase price will be $187.5 million, which will be financed with proceeds from the initial public offering completed by the registrant last year and by an existing supplement to bank term loans provided by a consortium led by Chase Manhattan Bank. MTA provides basic local exchange service to approximately 57,500 access lines and wireless services to 12,500 cellular customers. MTA had consolidated revenues of approximately $66 million in 1999.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

99.2 Company press release dated May 22, 2000, announcing the signing of a definitive agreement to acquire substantially all of the assets of Matanuska Telephone Association, Inc.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                  ALASKA COMMUNICATIONS SYSTEMS HOLDINGS, INC.

                /s/ Michael E. Holmstrom
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                Michael E. Holmstrom
                SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                Date: May 23, 2000